UMB Financial Corporation News Release

P.O. Box 419226

Kansas City, MO 64141-6226

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Jeremy McNeive, 816.860.5088

Investor Relations Contact: Begonya Klumb, 816.860.7906

UMB Financial Corporation Reports Year-Over-Year Earnings Growth For Sixth Consecutive Quarter

Earnings Increase 9.2 Percent Compared to Second Quarter 2005 and 11.5 Percent over the First Half of 2005

Kansas City, Mo. (July 25, 2006) - UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced earnings of $14.9 million or $0.35 per share ($0.35 diluted) for the three months ended June 30, 2006. This is an increase of $1.2 million, or 9.2 percent, compared to the three months ended June 30, 2005 earnings of $13.6 million, or $0.32 per share ($0.31 diluted). This is also a 12.9 percent increase in diluted earnings per share compared to the three months ended June 30, 2005. The increase in earnings compared to 2005 was a result of higher net interest income and higher noninterest income partially offset by higher provision for loan losses and higher noninterest expense.

"Our second quarter earnings demonstrate UMB's continued success in executing on our growth strategies," said Mariner Kemper, Chairman and Chief Executive Officer, UMB Financial Corporation. "While commercial loans continue to drive our growth with a 15.4 percent increase over the same quarter last year, our credit card balances also showed a 9.2 percent growth over the second quarter in 2005. We were also pleased to announce the acquisition of Mountain States Bank in Denver, a significant step in our plan to complement organic growth with strategic acquisitions."

"Our commitment to growth in our fee business was evident in the second quarter. Our Healthcare Services business continues to gain momentum, reporting more than $60 million in bank deposits and mutual fund assets or 111.1 percent growth over the prior year." said Peter deSilva, President and Chief Operating Officer. "In addition, we announced the hiring of Clyde Wendel, a veteran banking and community leader in the Midwest to drive the growth of our Asset Management business. We also launched three new key online platforms -- Web ExchangeSM , ClientLink and the new umb.com. Each will help us retain customers, gain market share and deliver the unparalleled customer experience."

Net Interest Income

Net interest income for the second quarter of 2006 increased $6.4 million compared to the same period in 2005 due to both an increase in earning asset average balances and an increase in net interest margin. Net interest margin was 3.43 percent for the second quarter of 2006 compared to 3.28 percent for the same period in 2005, an increase of 4.6 percent.

Compared to the same quarter a year ago, the primary driver of the 13.6 percent increase in net interest income was a $507 million, or 8.4 percent increase in average earning assets primarily from average loan growth of $448 million, or 14.6 percent. Although net interest spread decreased by 19 basis points as compared to the same period in 2005, net interest margin increased by 15 basis points due to the contribution of noninterest-bearing demand deposits which made up 34.6 percent of average total deposits.

Noninterest Income and Expense

Noninterest income increased $3.2 million, or 5.1 percent, for the three months ended June 30, 2006 compared to the same period in 2005. This increase was primarily attributable to increases in trust and securities processing income as well as bankcard income. These increases were partially offset by a decrease in deposit service charge income. Trust and securities processing income increased by $5.0 million, or 25.2 percent, primarily due to a $1.7 billion increase in net assets in the UMB Scout Funds at June 30, 2006 as compared to June 30, 2005. Additional increases in trust and securities processing income were a result of increases in fund administration and custody fees related to the investment services group segment. The increase in bankcard income was primarily due to higher interchange fee revenue resulting from increased card usage. The decrease in deposit service charges was primarily a result of increased earning credits on compensating balances, as well as volume decreases related to corporate customers.

Noninterest expense increased by $5.5 million, or 6.1 percent, for the quarter ended June 30, 2006 compared to the same quarter in 2005. The increase was primarily a result of increases in equipment, processing fees and other expense. Other expense was higher due to an increase in operational charge-offs including overdraft fees. Processing fees increased primarily due to shareholder servicing and other administrative fees paid to investment advisors which correlate with the increase in net assets under management in the Scout Funds. Other increases in processing fees were attributable to higher network fees for ATMs and higher fees paid to third party electronic processors. Equipment expense increased due to increased depreciation and amortization expense on computer equipment and software. In the second quarter of 2006, new online products were introduced including, Web ExchangeSM, an online banking service for businesses, ClientLink, a customer relationship management software tool, and an improved umb.com website.

Balance Sheet

Total assets were $7.6 billion at June 30, 2006, as compared to $7.0 billion at June 30, 2005, an increase of $653 million, or 9.4 percent. The increase in actual balances was driven primarily by a $417 million increase in loans. Actual loan balances on June 30, 2006 were $3.6 billion, compared to $3.2 billion on June 30, 2005 as follows:

Loan by Category (in thousands)	June 30, 2006	June 30, 2005	Change	Percent Change
Commercial, financial and agricultural	$1,662,388	$1,441,047	$221,341	15.4%
Real estate construction	52,362	48,023	4,339	9.0%
Consumer	977,150	944,222	32,928	3.5%
Real estate	892,036	734,065	157,971	21.5%
Leases	5,715	5,565	150	2.7%
Total Loans	$3,589,651	$3,172,922	$416,729	13.1%

Average total assets for the three months ended June 30, 2006 were $7.4 billion compared to $6.9 billion for the same period in 2005, an increase of $527 million, or 7.7 percent. The increase in average assets was mostly due to higher average loan balances. Average loans and loans held for sale were $3.5 billion for the second quarter of 2006 compared to $3.1 billion for the same period in 2005, an increase of $448 million, or 14.6 percent. In addition to the increase in loans, the mix of loans to overall earning assets was favorable. Average loans comprised 53.5 percent of the company's earning asset base for the second quarter of 2006 as compared to 50.6 percent for the same quarter in 2005.

Average securities were $2.6 billion for the second quarter of 2006 compared to $2.7 billion for the same period in 2005, a decrease of 5.8 percent. This decrease was primarily a result of the utilization of securities purchased under agreement to resell in lieu of short-term discount notes related to public funds and repurchase agreements.

Average total deposits increased $477 million, or 9.5 percent, to $5.5 billion for the three months ended June 30, 2006, compared to the same period in 2005.

As of June 30, 2006, UMB had total shareholders' equity of $823 million, as compared to $827 million at June 30, 2005. The total risk-based capital ratio was 16.2 percent at June 30, 2006 as compared to 18.5 percent at June 30, 2005.

On May 30, 2006, the company's common stock was split two-for-one. Stockholders received one share for every share owned. The Board of Directors declared the stock split April 25, 2006 and the record date was May 16, 2006. All share and per share amounts for prior years have been restated to reflect this stock split.

The quality of the company's loan portfolio remained high as nonperforming loans at June 30, 2006 totaled $13.4 million compared to $13.1 million a year earlier. As a percentage of total loans, nonperforming loans decreased to 0.37 percent of loans as of June 30, 2006 compared to 0.41 percent as of June 30, 2005. Nonperforming loans are defined as nonaccrual loans and loans more than 90 days past due. The company's allowance for loan losses totaled $42.1 million or 1.17 percent of total loans as of June 30, 2006, compared to $39.8 million, or 1.25 percent of total loans as of June 30, 2005.

Year-to-Date

Earnings for the six months ended June 30, 2006 were $28.1 million, or $0.66 per share ($0.65 diluted). This is an increase of $2.9 million, or 11.5 percent, compared to the prior year earnings of $25.2 million, or $0.58 per share ($0.58 diluted).

Net interest income for the year-to-date June 30, 2006 increased $14.3 million, or 15.7 percent, compared to same period in 2005 due to a higher margin and higher volume of earning assets. Net interest margin was 3.33 percent for the year-to-date June 30, 2006 compared to 3.12 percent for the same period in 2005.

Noninterest income decreased $0.7 million, or 0.6 percent, for the six months ended June 30, 2006 compared to the same period in 2005. Trust and securities processing income increased by $7.2 million, or 17.8 percent, primarily from higher advisory fee income related to increases in assets under management within the Scout Funds. Bankcard income was $2.7 million, or 16.7 percent higher than the six months ended June 30, 2005 due to increased activity. These favorable increases were offset by decreases in deposit service charges and gains recognized in the prior year. Deposit service charges were lower primarily due to increases in earnings credits on compensating balances and other decreases in corporate service charge volume. In 2005, a $3.6 million gain was recognized from the sale of employee benefit accounts to Marshall & Ilsley Trust Company, n.a. and $3.8 million of gains were recognized in 2005 on the sale of land and buildings.

Noninterest expense increased $5.2 million, or 2.9 percent, for the year-to-date June 30, 2006 compared to the same period in 2005. Salary expense was $5.4 million, or 5.4 percent, lower for the six months ended June 30, 2006 as compared to the same period in 2005. This decrease is primarily a result of $4.4 million in charges during 2005 related to a voluntary separation plan. Marketing expense was $1.1 million higher, or 16.4 percent, for the six months ended June 30, 2006 as compared to the same period in 2005. The increase was attributable to the difference in timing of deposit and home equity marketing campaigns in 2006 as compared to 2005. Bankcard expense was greater by $1.3 million, or 23.1 percent, for the six months ended June 30, 2006 as compared to the prior year. This increase was mostly due to higher rebate programs to encourage increased usage of the card products.

Excluding certain adjustments described above (net gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan) in both years, the net income for the first half of the year would have increased approximately 19.1 percent over the same period in 2005. A table reconciling GAAP net income for these items for the quarter and year-to-date is included with this release.

The company declared its regular quarterly dividend of $0.13 per share to be paid on October 2, 2006, to shareholders of record as of the close of business on September 11, 2006.

The company plans to host a conference call to discuss its second quarter results on July 26, 2006, at 4 p.m. (CST). Interested parties may access the call by dialing U.S. (toll-free) 877-237-8809 or access the following Web link to the live call: http://audioevent.mshow.com/302334 or visit umb.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, the ability to integrate acquisitions and increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

Non-GAAP Financial Measures:

Certain financial measures contained in this press release exclude significant gains and losses relating to the sales and closures of banking facilities, the sale of employee benefits accounts and the voluntary separation plan. Financial measures which exclude those items have not been determined in accordance with generally accepted accounting principles and are therefore "non-GAAP" financial measures. Management of UMB believes that investors' understanding of the company's performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the company's ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Table provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

About UMB:

UMB Financial Corporation is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 140 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services, consulting services and insurance. UMB was named one of Business Week's "Web Smart 50" companies in 2005.

###

UMB Financial Corporation
Non-GAAP Reconciliation Schedule
(unaudited, dollars in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three months ended		Six months ended
	June 30,		June 30,
	2006	2005	2006	2005

Net interest income after provision	$ 50,434	$ 46,371	$ 99,520	$ 89,911
Noninterest income	65,709	62,534	125,529	126,231
Noninterest expense	95,391	89,901	186,423	181,226
Income tax provision	5,893	5,391	10,526	9,724

Net Income After Taxes	14,859	13,613	28,100	25,192

Adjustments
Noninterest income
Other gains, net	(574)	(1,209)	(596)	(3,801)
Gains on sale of employee benefit accounts	-	-	-	(3,600)
Noninterest expense
VSP	-	-	-	4,400

Total adjustments pre-tax	(574)	(1,209)	(596)	(3,001)
Less: Income taxes	(207)	(435)	(215)	(1,080)

After Tax Adjustments to GAAP	(367)	(774)	(381)	(1,921)

Adjusted Net Income	$ 14,492	$ 12,839	$ 27,719	$ 23,271

The above table presents the variation in net income on an as reported (GAAP) basis and excluding certain gains and losses related to the sales and closures of banking facilities, the sale of employee benefit accounts and charges related to the voluntary separation plan. The press release includes commentary that compares such GAAP and non-GAAP financial measures.

CONSOLIDATED BALANCE SHEETS		UMB Financial Corporation
(all dollars in thousands) (unaudited)
	June 30,
Assets	2006	2005

Loans	$3,589,651	$3,172,922
Allowance for loan losses	(42,120)	(39,756)
Net loans	3,547,531	3,133,166
Loans held for sale	20,061	21,852
Investment Securities:
Available for sale	2,511,014	2,601,500
Held to maturity	52,046	121,330
Federal Reserve Bank stock and other	14,903	13,885
Trading securities	63,785	64,004
Total investment securities	2,641,748	2,800,719
Federal funds and resell agreements	560,422	283,780
Cash and due from banks	447,515	368,354
Bank premises and equipment, net	236,027	225,156
Accrued income	52,193	39,146
Goodwill on purchased affiliates	60,731	59,958
Other intangibles	6,487	4,488
Other assets	60,117	43,033
Total assets	$7,632,832	$6,979,652

Liabilities
Deposits:
Noninterest - bearing demand	$2,135,163	$1,956,022
Interest - bearing demand and savings	2,443,546	2,314,165
Time deposits under $100,000	778,260	594,112
Time deposits of $100,000 or more	394,867	201,399
Total deposits	5,751,836	5,065,698
Federal funds and repurchase agreements	934,109	979,482
Short-term debt	23,598	23,268
Long-term debt	37,342	38,538
Accrued expenses and taxes	39,151	32,569
Other liabilities	23,860	13,139
Total liabilities	6,809,896	6,152,694

Shareholders' Equity
Common stock	55,057	27,528
Capital surplus	698,485	725,682
Retained earnings	359,868	321,667
Accumulated other comprehensive loss	(37,590)	(11,711)
Treasury stock	(252,884)	(236,208)
Total shareholders' equity	822,936	826,958
Total liabilities and shareholders' equity	$7,632,832	$6,979,652

Consolidated Statements of Income				UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Interest Income	2006	2005	2006	2005
Loans	$57,541	$42,923	$110,774	$80,645
Securities:
Taxable Interest	19,180	14,935	40,932	31,598
Tax-exempt interest	5,841	4,756	11,525	9,128
Total securities income	25,021	19,691	52,457	40,726
Federal funds and resell agreements	5,039	1,360	10,127	2,676
Trading securities and other	734	633	1,449	1,153
Total interest income	88,335	64,607	174,807	125,200

Interest Expense
Deposits	22,830	10,520	43,592	20,248
Federal funds and repurchase agreements	11,409	6,345	24,243	12,576
Short-term debt	171	105	324	174
Long-term debt	416	516	894	791
Total interest expense	34,826	17,486	69,053	33,789
Net interest income	53,509	47,121	105,754	91,411
Provision for loan losses	3,075	750	6,234	1,500
Net interest income after provision for loan losses	50,434	46,371	99,520	89,911

Noninterest Income
Trust and securities processing	24,990	19,968	47,659	40,466
Trading and investment banking	4,567	4,739	8,680	9,268
Service charges on deposits	19,002	21,517	36,609	39,494
Insurance fees and commissions	1,101	915	2,093	1,743
Brokerage fees	1,600	1,510	3,117	3,060
Bankcard fees	9,860	8,492	18,806	16,114
Other gains, net	574	1,209	596	3,801
Gain on sale of employee benefit accounts	-	-	-	3,600
Gains (loss) on sales of securities available for sale	75	(34)	84	(34)
Other	3,940	4,218	7,885	8,719
Total noninterest income	65,709	62,534	125,529	126,231

Noninterest Expense
Salaries and employee benefits	47,796	48,349	95,034	100,410
Occupancy, net	6,802	6,471	13,356	12,888
Equipment	12,348	11,252	23,463	21,728
Supplies, postage and telephone	5,698	5,681	11,473	11,230
Marketing and business development	4,022	3,607	7,644	6,568
Accumulated other comprehensive loss	7,245	5,524	13,555	11,087
Legal and consulting	2,007	1,895	3,656	3,723
Bankcard	3,519	3,090	6,810	5,532
Amortization of other intangibles	286	186	504	371
Other	5,668	3,846	10,928	7,689
Total noninterest expense	95,391	89,901	186,423	181,226

Income before income taxes	20,752	19,004	38,626	34,916
Income tax provision	5,893	5,391	10,526	9,724
Net income	$14,859	$13,613	$28,100	$25,192
Per Share Data
Net income- Basic	$0.35	$0.32	$0.66	$0.58
Net income- Diluted	0.35	0.31	0.65	0.58
Dividends	0.13	0.11	0.26	0.22
Weighted average shares outstanding	42,677,639	43,185,187	42,748,188	43,225,203

Consolidated Statements of
Shareholders' Equity		UMB Financial Corporation
(all dollars in thousands) (unaudited)
				Accum-
				ulated
				Other
				Compre-
	Common	Capital	Retained	hensive	Treasury
	Stock	Surplus	Earnings	Loss	Stock	Total
Balance - January 1, 2005	$27,528	$726,595	$305,986	$(10,619)	$(230,308)	$819,182
Comprehensive income
Net income	-	-	25,192	-	-	25,192
Change in unrealized losses
on securities	-	-	-	(1,092)	-	(1,092)
Total comprehensive income						24,100
Cash dividends ($0.22 per share)	-	-	(9,511)	-	-	(9,511)
Purchase of treasury stock	-	-	-	-	(7,480)	(7,480)
Issuance of restricted stock	-	(1,223)			1,223	-
Recognition of restricted stock
compensation		148			0	148
Sale of treasury stock	-	83	-	-	82	165
Exercise of stock options	-	79	-	-	275	354
Balance - June 30, 2005	$27,528	$725,682	$321,667	$(11,711)	$(236,208)	$826,958

Balance - January 1, 2006	$27,528	$726,204	$342,675	$(21,550)	$(241,394)	$833,463
Comprehensive income
Net income	-	-	28,100	-	-	28,100
Change in unrealized losses on
securities	-	-	-	(16,040)	-	(16,040)
Total comprehensive income						12,060
Cash dividends ($0.26 per share)	-	-	(10,907)	-	-	(10,907)
Stock split 2 for 1	27,529	(27,529)				-
Purchase of treasury stock	-	-	-	-	(12,616)	(12,616)
Issuance of stock awards		(758)			908	150
Recognition of equity based compensation	-	428				428
Sale of treasury stock	-	117	-	-	85	202
Exercise of stock options	-	23	-	-	133	156
Balance - June 30, 2006	$55,057	$698,485	$359,868	$(37,590)	$(252,884)	$822,936

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(all dollars in thousands)(unaudited)	Six Months Ended June 30,
	2006		2005
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,457,914	6.47%	$2,964,944	5.49%
Securities:
Taxable	2,112,942	3.91	2,380,496	2.68
Tax-exempt	669,443	5.05	598,662	4.59
Total securities	2,782,385	4.18	2,979,158	3.06
Federal funds and resell agreements	427,827	4.77	190,985	2.83
Other earning assets	62,680	4.81	66,785	3.58
Total earning assets	6,730,806	5.40	6,201,872	4.22
Allowance for loan losses	(40,844)		(40,941)
Other assets	878,423		862,798
Total assets	$7,568,385		$7,023,729

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,606,346	2.44%	$3,160,147	1.29%
Federal funds and repurchase agreements	1,139,005	4.29	1,064,572	2.38
Borrowed funds	53,011	4.63	45,791	4.25
Total interest-bearing liabilities	4,798,362	2.90	4,270,510	1.60
Noninterest-bearing demand deposits	1,885,801		1,892,992
Other liabilities	49,382		34,022
Shareholders' equity	834,840		826,205
Total liabilities and shareholders' equity	$7,568,385		$7,023,729
Net interest spread		2.50%		2.62%
Net interest margin		3.33		3.12

	Three Months Ended June 30,
	2006		2005
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,512,210	6.58%	$3,064,017	5.63%
Securities:
Taxable	1,915,411	4.02	2,130,661	2.81
Tax-exempt	672,360	5.04	617,022	4.60
Total securities	2,587,771	4.28	2,747,683	3.21
Federal funds and resell agreements	400,226	5.05	171,470	3.18
Accumulated other comprehensive loss	62,772	4.85	72,560	3.61
Total earning assets	6,562,979	5.56	6,055,730	4.44
Allowance for loan losses	(41,401)		(40,403)
Other assets	893,992		873,155
Total assets	$7,415,570		$6,888,482

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,581,602	2.56%	$3,094,391	1.36%
Federal funds and repurchase agreements	1,007,869	4.54	964,728	2.64
Borrowed funds	52,685	4.47	55,829	4.46
Total interest-bearing liabilities	4,642,156	3.01	4,114,948	1.70
Noninterest-bearing demand deposits	1,896,092		1,906,168
Other liabilities	43,521		38,744
Shareholders' equity	833,801		828,622
Total liabilities and shareholders' equity	$7,415,570		$6,888,482
Net interest spread		2.55%		2.74%
Net interest margin		3.43		3.28
SECOND QUARTER 2006
FINANCIAL HIGHLIGHTS				UMB Financial Corporation
(all dollars in thousands, except per share data) (unaudited)

Six Months Ended June 30,		2006	2005
Net interest income		$105,754	$91,411
Provision for loan losses		6,234	1,500
Noninterest income		125,529	126,231
Noninterest expense		186,423	181,226
Income before income taxes		38,626	34,916
Net income		28,100	25,192
Net income per share - Basic		0.66	0.58
Net income per share - Diluted		0.65	0.58
Return on average assets		0.75%	0.72%
Return on average equity		6.79%	6.15%

Three Months Ended June 30
Net interest income		$53,509	$47,121
Provision for loan losses		3,075	750
Noninterest income		65,709	62,534
Noninterest expense		95,391	89,901
Income before income taxes		20,752	19,004
Net income		14,859	13,613
Net income per share - Basic		0.35	0.32
Net income per share - Diluted		0.35	0.31
Return on average assets		0.80%	0.79%
Return on average equity		7.15%	6.59%

At June 30
Assets		$7,632,832	$6,979,652
Loans, net of unearned interest		3,589,651	3,172,922
Securities		2,641,748	2,800,719
Deposits		5,751,836	5,065,698
Shareholders' equity		822,936	826,958
Book value per share		19.28	19.18
Market price per share		33.34	28.52
Equity to assets		10.78%	11.85%
Allowance for loan losses		$42,120	$39,756
As a % of loans		1.17%	1.25%
Nonaccrual and restructured loans		$8,606	$7,146
As a % of loans		0.24%	0.23%
Loans over 90 days past due		$4,773	$5,945
As a % of loans		0.13%	0.19%
Accumulated other comprehensive loss		$40	$-

Common shares outstanding		42,684,847	43,117,292

Average Balances
Six Months Ended June 30
Assets		$7,568,385	$7,023,729
Loans and loans held for sale, net of unearned interest		3,457,914	2,964,944
Securities		2,782,385	2,979,158
Deposits		5,492,147	5,053,139
Shareholders' equity		834,840	826,205

Selected Financial Data
of Affiliate Banks				UMB Financial Corporation
(all dollars in thousands)(unaudited)	June 30, 2006
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$6,535,334	$3,003,007	$5,091,140	$539,480
UMB Bank Warsaw, N.A.	83,381	32,498	61,788	5,656

Colorado
UMB Bank Colorado, n. a.	525,343	344,661	387,296	38,661

Kansas
UMB National Bank of America	528,561	198,457	389,343	75,352

Arizona
UMB Bank Arizona, n.a.	19,057	18,691	1,921	9,733

Banking - Related Subsidiaries
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